SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2009

VICTORIA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27189	98-0230423
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

551 Fifth Avenue, Suite 2020, New York, NY 10017
(Address of Principal Executive Offices)(Zip Code)
Commission file number: 000-27189

Registrant's telephone number, including area code: (212) 973-0063

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director

On February 2, 2009, Mr. Albert Abdoulline, the sole director and officer of the Company notified Victoria Industries, Inc (the “Company”) of his decision to resign as director and officer of the Company. Mr. Abdoulline’s resignation was effective immediately. Mr. Abdoulline’s resignation was not based on any disagreement with the Company, known to any executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  Prior to his resignation, Mr. Abdoulline appointed Mr. Oleg Batratchenko as new sole director, President, Chairman on the Board of Directors and Chief Executive Officer of the Company. He also appointed Mr. Leon Golden as new Chief Financial Officer of the Company.

(c)           Appointment of Chief Executive Officer and Chief Financial Officer

On February 2, 2009, Mr. Oleg Batratchenko was appointed Chief Executive Officer of the Company. His compensation for serving in the above capacity will be nominal until further notice.

On February 2, 2009, Mr. Leon Golden was appointed Chief Executive Officer of the Company. His compensation for serving in the above capacity will be nominal until further notice.

(d)           Election of Director

On February 2, 2009, Mr. Oleg Batratchenko was elected as director of the Company and named the Chairman of the Board of Directors of the Company. His compensation for serving in the above capacity will be nominal until further notice.

Item 9.01                      Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits
EX 99.1                                Resignation letter of Mr. Albert Abdoulline

EX 99.2                                Corporate Resolution on Resignation and Appointment of Officers and Directors

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victoria Industries, Inc.

Dated: February 5, 2009	By:	/s/ Oleg Batratchenko
Oleg Batratchenko, Chairman and CEO